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                                                                      EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 2-91432, 2-72124, 2-85698, 2-97280, 33-37319,
33-37323, 33-59005, 33-10801, 33-11790, 333-79227, 333-90127) on Form S-3 (File
Nos. 2-84252, 33-9706, 33-22196, 33-47213, 333-23025) on Form S-3/A (File No.
333-80781) and on Form S-4 (File No. 33-58117) of Millipore Corporation of our report dated January 20, 1999, except for Note B, for which the date is November, 12, 1999 relating to the financial statements, which is incorporated in this Annual Report on Form 10-K/A.


Boston,  Massachusetts
November 12, 1999

                              /s/ PriceWaterhouseCoopers LLP